Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-206335) pertaining to the vTv Therapeutics Inc. 2015 Omnibus Equity Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-232571) of vTv Therapeutics Inc.;
(3)Registration Statement (Form S-8 No. 333-240304) of vTv Therapeutics Inc.;
(4)Registration Statement (Form S-1 No. 333-250934) of vTv Therapeutics Inc.;
(5)Registration Statement (Form S-3 No. 333-254445) of vTv Therapeutics Inc.; and
(6)Registration Statement (Form S-3 No. 333-256755) of vTv Therapeutics Inc.
of our report dated March 6, 2023, with respect to the consolidated financial statements of vTv Therapeutics Inc. included in this Annual Report (Form 10-K) of vTv Therapeutics Inc. for the year ended December 31, 2022.

     /s/ Ernst & Young LLP

Raleigh, North Carolina
March 6, 2023